                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           COHERENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 17, 1999

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC. (the "Company"), a Delaware corporation, will be held on March 17, 1999 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

    1. To elect six directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

    2. To approve the amendment of the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,750,000 to an aggregate of 6,325,000 (Proposal Two);

    3. To approve the amendment of the Company's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 to an aggregate of 5,500,000 (Proposal Three);

    4. To approve the adoption of the Company's 1998 Director Option Plan (Proposal Four);

    5. To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending October 2, 1999 (Proposal Five); and

    6. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on February 1, 1999 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Larry W. Sonsini
                                          SECRETARY

Santa Clara, California
February 12, 1999

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on March 17, 1999 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 15, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on February 1, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 23,894,313 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Company at its principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person.

VOTING AND SOLICITATION

    On all matters, other than the election of directors, each share has one vote. See "Election of Directors--Vote Required."

    The cost of this solicitation will be borne by the Company. The Company has retained the services of D.F. King & Co., Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $3,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses estimated to be $5,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting and with respect to such matter.

    Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, although broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Company currently intends to hold its 2000 Annual Meeting of Stockholders in March 2000 and to mail proxy statements relating to such meeting in February 2000. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2000 Annual Meeting must be received by the Company no later than October 5, 1999 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal 1998, its directors, officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein and
(iv) all executive officers and directors of the Company as a group. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                                                                    NUMBER OF
                                                                     SHARES      PERCENT
NAME AND ADDRESS                                                       (1)      OF TOTAL
------------------------------------------------------------------  ---------  -----------
ICM Asset Management (2)..........................................  2,567,175       10.74%
  601 W. Main Ave.
  Spokane, WA 99201
Franklin Advisers, Inc. (3).......................................  2,390,260       10.00%
  777 Mariners Blvd.
  San Mateo, CA 94404
PRIMECAP Management (4)...........................................  2,010,000        8.41%
  225 S. Lake Ave, #400
  Pasadena, CA 91101
Eagle Asset Management (5)........................................  1,773,555        7.42%
  880 Carillon Pkwy., 3rd Floor
  St. Petersburg, FL 33733
Henry E. Gauthier (6).............................................    100,330       *
Bernard J. Couillaud (7)..........................................     80,626       *
Robert J. Quillinan (8)...........................................     62,048       *
Robert M. Gelber (9)..............................................     37,333       *
Jerry E. Robertson (10)...........................................     35,000       *
Frank Carrubba (11)...............................................     25,000       *
Thomas Sloan Nelsen (12)..........................................     17,000       *
Charles W. Cantoni (13)...........................................     15,000       *
Vittorio Fossati-Bellani (14).....................................     14,746       *
John Ambroseo (15)................................................     13,866       *
All directors and executive officers as a group (12 persons)
  (16)............................................................    472,789        1.98%

------------------------

*   Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange commission (the "SEC") and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent Common Stock subject to options held by that person that will be exercisable on or before April 2, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares reported by Carson Group on January 14, 1999 as being held by ICM Asset Management as of September 30, 1998.

(3) Represents shares reported by Carson Group on January 14, 1999 as being held by Franklin Advisers, Inc. as of September 30, 1998.

(4) Represents shares reported by Carson Group on January 14, 1999 as being held by PRIMECAP Management as of September 30, 1998.

(5) Represents shares reported by Carson Group on January 14, 1999 as being held by Eagle Asset Management as of September 30, 1998.

(6) Includes 27,000 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of the Record Date.

(7) Includes 48,000 shares issuable upon exercise of options held by Mr. Couillaud which are currently exercisable or will become exercisable within 60 days of the Record Date.

(8) Includes 12,000 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of the Record Date.

(9) Includes 22,130 shares issuable upon exercise of options held by Mr. Gelber which are currently exercisable or will become exercisable within 60 days of the Record Date.

(10) Includes 10,000 shares issuable upon exercise of options held by Mr. Robertson which are currently exercisable or will become exercisable within 60 days of the Record Date.

(11) Includes 15,000 shares issuable upon exercise of options held by Mr. Carrubba which are currently exercisable or will become exercisable within 60 days of the Record Date.

(12) Includes 10,000 shares issuable upon exercise of options held by Dr. Nelsen which are currently exercisable or will become exercisable within 60 days of the Record Date.

(13) Includes 10,000 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of the Record Date.

(14) Includes 13,000 shares issuable upon exercise of options held by Mr. Fossati-Bellani which are currently exercisable or will become exercisable within 60 days of the Record Date.

(15) Includes 10,000 shares issuable upon exercise of options held by Mr. Ambroseo which are currently exercisable or will become exercisable within 60 days of the Record Date.

(16) Includes an aggregate of 213,630 options which are currently exercisable or will become exercisable within 60 days of the Record Date.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of six (6) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

    The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

    The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of the Record Date, are set forth below.

                                                      DIRECTOR
NAME OF DIRECTOR                            AGE         SINCE              PRINCIPAL OCCUPATION
--------------------------------------      ---      -----------  --------------------------------------
Bernard J. Couillaud (3)..............          54         1996   President and Chief Executive Officer
                                                                  of the Company

Henry E. Gauthier (1)(2)(3)...........          58         1983   Chairman of the Board of Directors of
                                                                  the Company

Charles W. Cantoni (1)(2)(3)..........          63         1983   Owner, Cantoni Consulting

Frank P. Carrubba (1)(2)(3)...........          61         1989   Retired Chief Technical Officer,
                                                                  Phillips Electronics N.V.

Thomas Sloan Nelsen (1)(2)............          72         1983   Retired Professor of Surgery, Stanford
                                                                  University School of Medicine

Jerry E. Robertson (1)(2).............          66         1994   Retired Executive Vice President, 3M
                                                                  Life Sciences Sector and Corporate
                                                                  Services

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Mr. Cantoni is the owner of Cantoni Consulting and provides management and medical marketing consulting services. From October 1994 until founding Cantoni Consulting in June 1998, Mr. Cantoni was Vice President, Quinton Instruments, Inc., a manufacturer of medical instrumentation products. From August 1988 until September 1994, he was President of ImageComm Systems, Inc., a value added reseller of medical image processing systems.

    Mr. Robertson retired from 3M in 1994. He is a member of the board of directors of Manor Care, Inc., Cardinal Health, Inc., Haemonetics Corporation, Steris Corporation, Life Technologies, Inc., Allianz Life Insurance Company of North America, Choice Hotels International, Medwave, Inc. and Project HOPE.

    Mr. Couillaud is President and Chief Executive Officer as well as a member of the Board of Directors since July 1996. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996. From 1990 to March 30, 1992, he served as Manager of the Advanced Systems Business Unit, and from 1987 to 1990 served as Director of R&D for the Coherent Laser Group.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during the fiscal year ended September 26, 1998. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee of the Board of Directors, which consists of directors Gauthier, Carrubba, Cantoni, Nelsen and Robertson, held one meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent public accountants. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors consists of directors Gauthier, Carrubba, Cantoni, Nelsen and Robertson, and held one meeting during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

    The Nominating Committee was established in January 1998 and consists of directors Couillaud, Gauthier, Cantoni and Carrubba. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee reviews candidates for officers and directors and makes recommendations with respect to such candidates. The Nominating Committee will consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Scott
H. Miller, Senior Vice President and General Counsel) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Information Concerning Solicitation and Voting--Deadline for Receipt of Stockholder Proposals."

DIRECTOR COMPENSATION

    In fiscal year 1998, members of the Board of Directors who were not employees of the Company each received $16,000 plus $1,500 per meeting attended and were reimbursed for their expenses incurred in attending such meetings.

    The Company's 1990 Directors' Stock Option Plan (the "1990 Directors' Option Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The 1990 Directors' Option Plan was amended by the Board of Directors on January 25, 1996, and the amendment was approved by the stockholders on March 20, 1996. The 1990 Directors' Option Plan provides for the automatic and nondiscretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the later of the effective date of the 1990 Directors' Option Plan or the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a nonstatutory stock option to purchase 5,000 shares of Common Stock on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is re-elected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options. The 1990 Directors' Option Plan will terminate after the 1999 Annual Meeting. Accordingly, no more options will be granted under the 1990 Directors' Option Plan after each non-employee director receives his automatic grant of an option at the 1999 Annual Meeting.

    Three non-employee directors have each been granted options to purchase 60,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $11.34. One non-employee director has been granted options to purchase 40,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $13.58 per share. One non-employee director has been granted options to purchase 25,000 shares of the Company's Common Stock under such plan at a weighted average exercise price of $22.61 per share. As of the Record Date, 115,000 shares had been issued on exercise of such options. The following table shows, as to each non-employee director, information concerning options exercised under the 1990 Directors' Option Plan during the last fiscal year:

               OPTION EXERCISES IN LAST FISCAL YEAR BY DIRECTORS

                                           SHARES ACQUIRED ON          VALUE
NAME                                            EXERCISE            REALIZED(1)
--------------------------------------  -------------------------  -------------
Frank Carrubba........................              5,000            $  84,688
Jerry E. Robertson....................              5,000            $  62,656

------------------------

(1) The value realized is calculated based on market value less exercise price. The market value of underlying securities is based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Directors Gauthier, Carrubba, Cantoni, Nelsen and Robertson. During the last fiscal year, the Company paid Dr. Thomas Nelsen $63,000 in consulting fees. Dr. Nelsen has more than 40 years of experience as a physician and, before his retirement, was a Professor of Surgery at Stanford University School of Medicine. Utilizing this experience, Dr. Nelsen has worked closely with the Company in developing and refining new laser products for the medical field. Management believes that this arrangement is at least as favorable to the Company as could be negotiated with an outside consultant.

    Mr. Gauthier and the Company have entered into a Management Transition Agreement pursuant to which Mr. Gauthier has agreed to provide employment and consulting services to the Company through June 30, 1999. In consideration for these services, the Company agreed (i) to pay Mr. Gauthier his base salary through June 30, 1997, (ii) to pay him an hourly consulting fee equal to $175.00 for services rendered through June 30, 1999, and (iii) to provide him with benefits under the Company's medical, dental and life insurance plans.

VOTE REQUIRED

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless (i) such candidate's name has been placed in nomination prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

    If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

                            ------------------------

                                  PROPOSAL TWO
                 AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

    The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980 and a total of 100,000 shares of Common Stock were initially reserved for issuance thereunder. The Purchase Plan was amended in 1983, 1989 and 1993 to increase the number of shares of Common Stock reserved for issuance thereunder.

    On November 24, 1998, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 1,750,000 shares to an aggregate of 6,325,000. At the Annual Meeting, the stockholders are being requested to approve this amendment. As of September 26, 1998, a total of 3,921,976 shares had been issued under the Purchase Plan, and only 653,024 shares remained available for future issuance.

    Management believes that it is in the best interests of the Company and its stockholders to provide employees with an opportunity to purchase shares of Common Stock.

    The material features of the Plan are outlined below:

SUMMARY OF THE PURCHASE PLAN

    PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions.

    ADMINISTRATION. The Purchase Plan is administered by management of the Company under the direction of the Board of Directors. The administration, interpretation or application of the Purchase Plan by the Board or management shall be final, conclusive and binding upon all participants. Members of the Board of Directors and management are permitted to participate in the Purchase Plan provided such persons are eligible Employees.

    ELIGIBILITY. Any person, including an officer, who is customarily employed by the Company or by any of its subsidiaries (i) for more than five months in a calendar year on the date his or her participation in the plan is effective and
(ii) for at least twenty hours per week, is eligible to participate in the Purchase Plan. As of September 26, 1998, approximately 2,261 employees were eligible to participate in the Purchase Plan and 1,346 of such eligible employees were participating.

    OFFERING DATES. The Purchase Plan is implemented by two twelve-month offering periods during each fiscal year. The offering periods commence approximately May 1 and November 1 of each year.

    PARTICIPATION. Eligible employees become participants in the Purchase Plan by delivering to the Company a signed subscription agreement authorizing payroll deductions prior to the applicable offering date. An employee who becomes eligible to participate in the plan after the commencement of an offering period may not participate in the plan until the commencement of the next offering period.

    PURCHASE PRICE. The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the date of commencement of the offering period or 85% of the fair market value of the Common Stock on the last day of the offering. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors in the exercise of their discretion in good faith and is based on the closing sales price of the Company's Common Stock on such date, as reported by the Nasdaq National Market System.

    PAYMENT OF PURCHASE PRICE/PAYROLL DEDUCTIONS. The purchase price of the shares is accumulated by payroll deductions during the offering period. The aggregate deductions to be made in connection with the then current offering periods on each payday may not be greater than 10% of the participant's base pay on such payday nor less than $10.00 per pay period. The aggregate payroll deductions during any offering period may not exceed 10% of a participant's base pay during such offering period. Base pay includes all regular straight-time earnings and commissions but excludes any payments for over-time, shift premiums, incentive compensation, bonuses, and other special payments. A participant may discontinue his or her participation in the plan, and may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Any change in the rate of payroll deductions is effective within fifteen days following the Company's receipt of the authorization to change payroll deductions.

    All payroll deductions are credited to a participant's account under the plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

    PURCHASE OF STOCK; EXERCISE OF OPTION. At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each participant is granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the compensation that such participant has elected to have withheld during the offering period (not to exceed an aggregate amount under both current offering periods equal to 10% of the participant's base pay for the offering period as of the commencement of such offering period) by 85% of the fair market value of the Common Stock at the beginning of the offering period. Notwithstanding the foregoing, no participant may be granted an option under the Purchase Plan which permits his or her rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) for each calendar year in which such option is outstanding.

    WITHDRAWAL. A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan. All of a participant's payroll deductions credited to his or her account for the offering period(s) from which he or she had withdrawn will be paid to him or her, without interest, promptly after receipt of the notice of withdrawal.

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant or, in the case of death, to the person(s) entitled thereto as specified by the participant in the subscription agreement.

    CAPITAL CHANGES. In the event any change is made in the capitalization of the Company which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, such as a stock split or stock dividend, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved for issuance thereunder, permit payroll deductions at a rate in excess of 10% of the participants' base pay, modify the eligibility requirements or materially increase the benefits which may accrue to participants under the plan.

CERTAIN FEDERAL INCOME TAX INFORMATION

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the offering period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

    THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASE PLAN TRANSACTIONS IS BASED UPON FEDERAL INCOME TAX LAWS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPREHENSIVE, AND DOES NOT DESCRIBE FOREIGN, STATE, OR LOCAL TAX CONSEQUENCES.

AMENDED AND NEW PLAN BENEFITS

    The Company cannot now determine the number of shares to be issued in the future under the Purchase Plan to the Named Executive Officers, all current officers as a group or all employees (including current officers who are not executive officers) as a group. In fiscal 1998, 208,270 shares of Common Stock were issued under the Purchase Plan to all employees (including current officers who are not executive officers) and 3,220 shares of Common Stock were issued under the Purchase Plan to all current executive officers as a group.

VOTE REQUIRED

    The amendment of the Purchase Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this proposal at the meeting. An abstention is not an affirmative vote and will therefore have the same effect as a vote against the proposal. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
       THE APPROVAL OF THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.
                            ------------------------

                                 PROPOSAL THREE
                        AMENDMENT OF THE 1995 STOCK PLAN

    The Company's 1995 Stock Plan (the "Stock Plan") was adopted by the Board of Directors in 1995 and approved by the stockholders in 1996. On November 24, 1998, the Company's Board of Directors authorized an amendment of the Stock Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the plan by 3,000,000 shares (from 2,500,000 to 5,500,000). The stockholders are being requested to approve this amendment at the Annual Meeting. As of September 26, 1998, 786,100 shares remained available to be optioned and sold under the Stock Plan.

    Management believes that the proposed increase to the Stock Plan is necessary to allow the Company to continue to attract, motivate and retain talented, top-quality people. The Board believes that stock options are an essential method of rewarding employees and consultants for their performance and the Company's business success.

    The material features of the Stock Plan are outlined below:

SUMMARY OF THE 1995 STOCK PLAN

    GENERAL. The Stock Plan provides for the grant of options and rights to purchase shares of the Company's Common Stock to employees (including officers) and consultants. Options granted under the Stock Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board of Directors or a committee designated by the Board.

    PURPOSE. The general purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

    ADMINISTRATION. The Stock Plan is administered by the Board of Directors ("Board") or a committee designated by the Board ("Committee"), as may be necessary to comply with the rules governing plans intended to qualify as discretionary grant plans under Rule 16b-3.

    ELIGIBILITY. The Stock Plan provides that nonstatutory stock options and stock purchase rights may be granted to employees (including officers) and consultants of the Company and its majority-owned subsidiaries. Incentive stock options may be granted only to employees. The Board or the Committee shall determine which eligible persons shall be granted options.

    GRANT LIMITATION. The Stock Plan provides that no employee shall be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock. An employee may also be granted options and stock purchase rights in connection with his or her initial employment to purchase up to 500,000 shares, an amount that is not to be counted against the annual limit of the preceding sentence.

    EXERCISE PRICE. The exercise price of options and stock purchase rights granted under the Stock Plan is determined by the Board or the Committee and must not be less than 100% of the fair market value of the Company's Common Stock at the time of grant. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company, if any, are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value at the time of grant.

    EXERCISE OF OPTIONS AND RIGHTS. Options become exercisable at such times as are determined by the Board or the Committee and are set forth in the individual option agreements. Generally, options granted to newly hired employees vest as to 25% per year over a four (4) year period. Subsequent options, which are granted to existing employees, generally vest as to 100% of the shares on the third or fourth anniversary date of the date of grant, such that the vesting of any previously granted option has been completed. An option is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option shall be determined by the Board or the Committee.

    TERMINATION. The Stock Plan gives the Board or the Committee the authority to vary the terms of the individual option agreements. However, generally, if the optionee ceases to be an employee or consultant for any reason other than death or disability, then the optionee shall have the right to exercise an existing unexercised option within thirty (30) days after the date of termination, but only to the extent that the optionee was entitled to exercise such option at the date of such termination. If such termination is due to death or disability within the meaning of Section 422(c) of the Code, the optionee (or the optionee's legal representative) shall have the right to exercise an existing unexercised option at any time within twelve (12) months of the termination date, but only to the extent that the optionee was entitled to exercise such option at the date of such termination. In no event shall an option be exercisable beyond the option term.

    TERMINATION OF OPTIONS. Options granted under the Stock Plan expire as determined by the Board or Committee, but in no event later than ten (10) years from date of grant. No option may be exercised by any person after its expiration.

    NONTRANSFERABILITY OF OPTIONS. An option is non-transferable by the optionee other than by will or laws of descent and distribution, and is exercisable during an optionee's lifetime only by the optionee.

    STOCK PURCHASE RIGHTS. The Stock Plan permits the Company to grant rights to purchase Common Stock either alone or in tandem with other awards granted under the Stock Plan and/or cash awards made outside the Stock Plan. The Board or the Committee determines who may be granted a stock purchase right, the number of shares to be offered, the price to be paid and the time within which the offeree must accept such offer which may not exceed six (6) months. The offer of a stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the offeree and the payment of the purchase price of the shares. Unless the Board or Committee determines otherwise, the restricted stock purchase agreement will give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser and may be paid be cancellation of indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate fixed by the Board or Committee. A stock purchase right is nontransferable by the offeree, other than by will or the laws of descent and distribution.

    ADJUSTMENTS UPON CHANGE IN CAPITALIZATION. The number of shares covered by each outstanding option or stock purchase right, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company.

    TRANSFER OF CONTROL. In the event that the Company is a participant in any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by a successor corporation. If such options and stock purchase rights are not assumed, they become fully exercisable prior to the closing of such merger or consolidation. Any option or stock purchase right which is neither assumed nor exercised as of the date of such merger or consolidation will terminate upon the effectiveness thereof.

    AMENDMENT OR TERMINATION OF THE STOCK PLAN. The Board may amend, alter, suspend or terminate the Stock Plan or any part thereof from time to time, with respect to any shares at such time not subject to options or stock purchase rights; provided, however, that without the approval of a majority of the Company's stockholders, no amendment may (a) increase the number of shares reserved for issuance under the Stock Plan, (b) change the designation of the class of persons eligible to receive options and stock purchase rights or (c) amend the provisions to defeat the stated purpose. In any event, the Plan shall terminate ten (10) years from its approval by the stockholders of the Company.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK RIGHTS. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

    RESTRICTED STOCK. A purchaser of restricted stock recognizes ordinary income equal to the difference between the purchase price, if any, and the fair market value of the shares (the "spread") as any right of the Company to repurchase the shares at the original purchase price lapses (that is, as the stock "vests"). Under current federal tax law, the purchaser may elect to include the spread in ordinary income at the time of grant. Any subsequent gain or loss upon resale of the shares by the purchaser is treated as long or short-term capital gain or loss, depending on how long the shares are held. The Company is entitled to a federal tax deduction in the same amount and at the same time as the purchaser realizes ordinary income.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE EMPLOYEE OR CONSULTANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE STOCK PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OPTIONEE'S OR PURCHASER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

AMENDED AND NEW PLAN BENEFITS

    The Company cannot now determine the number of options to be received in the future by the Named Executive Officers, all current officers as a group or all employees (including current officers who are not executive officers) as a group. In fiscal 1998, options to purchase 644,200 shares of Common Stock were granted to all employees (including current officers who are not executive officers) and options to purchase 301,000 shares of Common Stock were granted to all current executive officers as a group. See "Executive Compensation--Stock Option Grants and Exercises" for the number of stock options granted to each of the Named Executive Officers.

REQUIRED VOTE

    The amendment of the 1995 Stock Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this proposal at the meeting. An abstention is not an affirmative vote and will therefore have the same effect as a vote against the proposal. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                 THE AMENDMENT OF THE COMPANY'S 1995 STOCK PLAN

                            ------------------------

                                 PROPOSAL FOUR
                     ADOPTION OF 1998 DIRECTOR OPTION PLAN

    The existing 1990 Directors' Option Plan will terminate by its terms on December 8, 1999. In order to replace this plan, the Board of Directors adopted the Company's 1998 Director Option Plan (the "Director Option Plan") on November 24, 1998 and reserved 100,000 shares of the Company's Common Stock for issuance thereunder, plus an annual increase to be added on each anniversary date of the adoption of the Director Option Plan equal to (i) the number of shares needed to restore the maximum aggregate number of shares that may be optioned and sold under the Director Option Plan to 100,000 or (ii) a lesser amount determined by the Board of Directors. At the Annual Meeting, the stockholders are being asked to ratify the adoption of the Director Option Plan and the shares of the Company's Common Stock reserved for issuance thereunder.

    The Board of Directors believes that the Director Option Plan is necessary to allow the Company to continue to attract and retain the best available people for service as directors and to compensate them for their many hours of service.

    The material features of the Director Option Plan are outlined below:

SUMMARY OF 1998 DIRECTOR OPTION PLAN

    PURPOSE. The purposes of the Director Option Plan are to attract and retain the best available personnel for service as non-employee directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued service on the Board.

    ADMINISTRATION. The Director Option Plan is designed as an automatic grant plan which generally does not require administration. However, if necessary, it will be administered by the Board of Directors.

    PROCEDURE FOR GRANTS. The Director Option Plan provides for the grant of nonstatutory options to non-employee directors of the Company. Each such director is granted an option to purchase 20,000 shares of Common Stock on the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, immediately following each Annual Meeting of Stockholders at which such non-employee director is re-elected, each non-employee director shall be granted an option to purchase 5,000 shares of Common Stock if, on such date, he shall have served on the Company's Board of Directors for the preceding three (3) months. The Director Option Plan provides for the number of shares that are included in any grant and the method of making a grant but does not provide for a maximum number of option shares that may be granted to any one non-employee director.

    STOCK SUBJECT TO DIRECTOR OPTION PLAN. The maximum aggregate number of shares of Common Stock that may be optioned and sold under the Director Option Plan is 100,000 shares, plus an annual increase to be added on each anniversary date of the adoption of the Director Option Plan equal to (i) the number of shares needed to restore the maximum aggregate number of shares that may be optioned and sold under the Director Option Plan to 100,000 or (ii) a lesser amount determined by the Board of Directors.

    TERMS OF OPTIONS. Options granted under the Director Option Plan have a term of six (6) years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

    EXERCISE OF OPTION. The initial option grant becomes exercisable cumulatively to the extent of twenty-five percent (25%) of the shares subject to the option on each of the first four anniversaries of the date of grant. Subsequent option grants are exercisable in full on the fourth anniversary of the date of grant. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of securities held by the optionee for at least six (6) months or a combination thereof.

    OPTION PRICE. The option price is 100% of the fair market value of the Company's Common Stock on the date of grant. The Board of Directors of the Company determines such fair market value based upon the closing price of the Common Stock in the Nasdaq National Market on the date the option is granted.

    TERMINATION OF STATUS AS A DIRECTOR. If an optionee ceases to be a director of the Company for any reason other than death or disability, vesting of the option shall cease as of the date of termination. Thereafter, the option may be exercised within two hundred and ten (210) days as to all or part of the shares that the optionee was entitled to exercise at the date of termination. If such termination is due to death or disability, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the optionee (or the optionee's legal representative) shall have the right to exercise an existing unexercised option at any time within twelve (12) months of the termination date, but only to the extent that the option would have been exercisable had the optionee continued living or not been disabled and remained a director of the Company for six (6) months after death or disability. In no event may an option be exercised after its six (6) year term has expired.

    SUSPENSION OR TERMINATION OF OPTIONS. No option is exercisable by any person after the expiration of six (6) years from the date the option was granted. If the Chief Executive Officer or his designee reasonably believes that an optionee has committed an act of misconduct, the Chief Executive Officer may suspend the optionee's right to exercise any option pending a determination by the Board of Directors (excluding the director accused of such misconduct). If the Board of Directors (excluding the director accused of such misconduct) determines an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the director accused of such misconduct) shall act fairly and shall give the optionee an opportunity to appear and present evidence on the optionee's behalf at a hearing before a committee of the Board.

    NONTRANSFERABILITY OF OPTIONS. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted in the event of any change, such as a stock split, in the Company's capitalization. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend which the optionee would have received had he or she been, on the record date for such dividend, the holder of record of the shares purchasable upon such exercise.

    CHANGE IN CONTROL.  The Director Option Plan provides that, in the event of
(i) a proposed merger of the Company with or into another corporation where following such merger the stockholders of the Company prior to such merger own less than 50% of the voting securities of the surviving corporation or (ii) the sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option shall be substituted by such successor corporation. If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable for its original term and for so long as the optionee serves as a director of the Company or a director of the successor corporation. Following such assumption or substitution, if the optionee's status as a director is terminated, other than upon a voluntary resignation by the optionee, the option shall become fully exercisable. If the successor corporation refuses to assume the option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all of the optioned stock. If an option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the optionee that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the Option will terminate upon the expiration of such period.

    AMENDMENT AND TERMINATION. The Board of Directors may terminate the Director Option Plan at any time and may amend the Director Option Plan at any time or from time to time; provided, however, that amendments to the Director Option Plan must be approved by the stockholders to the extent required by applicable law. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Director Option Plan without the consent of the optionee. The Director Option Plan will terminate by its terms on November 24, 2008.

TAX INFORMATION

    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE DIRECTOR'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR MAY RESIDE.

REQUIRED VOTE

    The ratification of the adoption of the Director Option Plan requires the affirmative vote of the holders of the shares of the Company's Common Stock present or represented and entitled to vote on this proposal at the meeting. An abstention is not an affirmative vote, and therefore will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

                  MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE
         "FOR" THE ADOPTION OF THE COMPANY'S 1998 DIRECTOR OPTION PLAN
                            ------------------------

                                 PROPOSAL FIVE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending October 2, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                          AS INDEPENDENT ACCOUNTANTS.

                            ------------------------

                             EXECUTIVE COMPENSATION

OFFICERS

    The names, ages and office of all of the executive officers of the Company are set forth below.

NAME OF OFFICER                         AGE                          OFFICE HELD
----------------------------------      ---      ---------------------------------------------------
Bernard J. Couillaud..............          54   President and Chief Executive Officer
Robert J. Quillinan...............          51   Executive Vice President and Chief Financial
                                                 Officer
John R. Ambroseo..................          37   Executive Vice President and President, Coherent
                                                 Laser Group
Vittorio Fossati-Bellani..........          51   Executive Vice President and President, Coherent
                                                 Semiconductor Group
Robert M. Gelber..................          53   Executive Vice President and President, Coherent
                                                 Auburn Group
Scott H. Miller...................          44   Senior Vice President and General Counsel
Larry W. Sonsini..................          57   Secretary

    There are no family relationships between any of the executive officers and directors.

    Mr. Couillaud has served as President and Chief Executive Officer as well as a member of the Board of Directors since July 1996. He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996. From 1990 to March 30, 1992, he served as Manager of the Advanced Systems Business Unit, and from 1987 to 1990, he served as Director of R&D for the Coherent Laser Group.

    Mr. Quillinan has served as Executive Vice President and Chief Financial Officer since July 1984. He served as Vice President and Treasurer from March 1982 to July 1984 and as Corporate Controller from April 1980 to March 1982.

    Mr. Ambroseo became Executive Vice President and President, Coherent Laser Group in July 1997. He joined Coherent in 1988 as a Sales Engineer and has served as Product Marketing Manager, U. S. Sales Manager, Director of European Operations and most recently as Scientific Business Unit Manager.

    Mr. Fossati-Bellani became Executive Vice President and President, Coherent Semiconductor Group in July 1997. He joined the Italian office of Coherent in 1979 as a Scientific Sales Engineer and has served in the capacity of Product Manager, Director of Marketing, Director of Business Development, Scientific Business Unit Manager and Diode Laser Business Unit Manager for the Coherent Laser Group.

    Mr. Gelber has served as Executive Vice President and President, Coherent Auburn Group since August 1986.

    Mr. Miller has served as General Counsel to the Company since October 1988 and as Senior Vice President since March 1994.

    For over seven years, Mr. Sonsini has served as the Company's Secretary. He is a member of the law firm of Wilson, Sonsini, Goodrich & Rosati, P.C.

SUMMARY COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year and whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                               AWARDS       ALL OTHER
NAME                                        YEAR     SALARY ($)   BONUS ($)  OPTIONS(#)   COMPENSATION
----------------------------------------  ---------  -----------  ---------  -----------  -------------
Bernard J. Couillaud....................       1998  $ 337,492    $ 147,578     138,000    $  23,393(1)
President and Chief Executive Officer...       1997    273,229      341,797      24,000       14,834
                                               1996    185,353      258,595      30,000       12,937

Robert J. Quillinan.....................       1998  $ 220,201    $  65,138      34,000    $  14,723(2)
Executive Vice President and............       1997    194,964      192,491      14,000       15,267
Chief Financial Officer.................       1996    182,361      268,251      12,000        9,527

John Ambroseo...........................       1998  $ 206,898(3) $ 108,668      36,000    $   8,672(4)
Executive Vice President and............       1997    304,897(5)    80,605      21,000        9,266
President, Coherent Laser Group.........       1996    119,900       98,408       5,000        6,803

Vittorio Fossati-Bellani (6)............       1998  $ 178,288    $  46,669      24,000    $  11,207(7)
Executive Vice President and............       1997    127,515       77,693      19,500        9,537
President, Coherent Semiconductor
  Group.................................       1996    120,872      117,632       4,000        7,908

Robert M. Gelber........................       1998  $ 190,575    $  37,423      18,000    $   9,188(8)
Executive Vice President and............       1997    174,777       97,155      12,000       16,210
President, Coherent Auburn Group........       1996    160,135      158,532      12,000       16,033

------------------------

(1) Includes $18,427 contributed by the Company under defined contribution plans and $4,966 in life insurance benefits.

(2) Includes $12,439 contributed by the Company under defined contribution plans and $2,284 in life insurance benefits.

(3) Includes $19,282 compensation related to European assignment.

(4) Includes $8,260 contributed by the Company under defined contribution plans and $412 in life insurance benefits.

(5) Includes $186,162 compensation related to European assignment.

(6) Mr. Fossati-Bellani became Executive Vice President and President, Coherent Semiconductor Group on July 25, 1997.

(7) Includes $9,486 contributed by the Company under defined contribution plans and $1,721 in life insurance benefits.

(8) Includes $6,882 contributed by the Company under defined contribution plans and $2,306 in life insurance benefits.

STOCK OPTION GRANTS AND EXERCISES

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended September 26, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                            ------------------------------------------------------         VALUE
                               NUMBER OF     % OF TOTAL                              AT ASSUMED ANNUAL
                              SECURITIES       OPTIONS                              RATES OF STOCK PRICE
                              UNDERLYING     GRANTED TO                               APPRECIATION FOR
                                OPTIONS       EMPLOYEES    EXERCISE                   OPTION TERM (4)
                              GRANTED (#)     IN FISCAL      PRICE     EXPIRATION   --------------------
NAME                            (1)(2)        YEAR (3)      ($/SH)        DATE       5% ($)     10% ($)
--------------------------  ---------------  -----------  -----------  -----------  ---------  ---------
Bernard J. Couillaud......        11,188           1.18    $    8.94      8/31/04   $  34,007  $  77,151
                                 126,812          13.42    $    8.94      8/31/04   $ 385,458  $ 874,474
Robert J. Quillinan.......        11,188           1.18    $    8.94      8/31/04   $  34,007  $  77,151
                                  22,812           2.41    $    8.94      8/31/04   $  69,339  $ 157,308
John Ambroseo.............        11,188           1.18    $    8.94      8/31/04   $  34,007  $  77,151
                                  24,812           2.63    $    8.94      8/31/04   $  75,419  $ 171,099
Vittorio
  Fossati-Bellani.........        11,188           1.18    $    8.94      8/31/04   $  34,007  $  77,151
                                  12,812           1.36    $    8.94      8/31/04   $  38,943  $  88,349
Robert M. Gelber..........        11,188           1.18    $    8.94      8/31/04   $  34,007  $  77,151
                                   6,812           0.72    $    8.94      8/31/04   $  20,706  $  46,974

------------------------

(1) The Company's 1987 Stock Option Plan and 1995 Stock Plan (collectively the "Option Plans") provide for the grant of options and stock purchase rights to officers, employees and consultants of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options." The exercise price is determined by the Board of Directors or its Compensation Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of grants to 10% shareholders). The options expire not more than ten years from the date of grant and may be exercised only while the optionee is employed by the Company or within such period of time after termination of employment as is determined by the Board or its Committee at the time of grant. The Board of Directors may determine when options granted may be exercisable.

(2) The first entry for each individual sets forth the number of options awarded that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986. The second entry for each individual sets forth the number of options that are nonstatutory stock options.

(3) The Company granted options to purchase an aggregate of 644,200 to all employees other than executive officers and granted options to purchase an aggregate of 301,000 shares to all executive officers as a group (7 persons), during fiscal 1998.

(4) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended September 26, 1998 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                        OPTIONS/SARS AT       IN-THE-MONEY OPTIONS AT
                              SHARES                   SEPTEMBER 26, 1998        SEPTEMBER 26, 1998
                            ACQUIRED ON    VALUE             (#)(2)                    ($)(3)
                             EXERCISE    REALIZED   ------------------------  ------------------------
NAME                            (#)       ($)(1)    EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
--------------------------  -----------  ---------  -----------  -----------  -----------  -----------
Bernard J. Couillaud......           0   $       0      48,000      180,000    $  67,500    $  77,625
Robert J. Quillinan.......      36,000   $ 320,250      12,000       60,000    $       0    $  19,125
John Ambroseo.............       2,000   $  18,750       7,000       54,000    $       0    $  20,250
Vittorio
  Fossati-Bellani.........           0   $       0       9,000       42,000    $       0    $  13,500
Robert M. Gelber..........       1,870   $  21,271      22,130       42,000    $  31,656    $  10,125

------------------------

(1) The value realized is calculated based on the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) The market value of underlying securities is based on the difference between the closing price of the Company's Common Stock on September 25, 1998 of $9.50 (as reported by Nasdaq National Market) and the exercise price.

OTHER EMPLOYEE BENEFIT PLANS

EMPLOYEE RETIREMENT AND INVESTMENT PLAN AND SUPPLEMENTARY RETIREMENT PLAN

    Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate after completing one year of service. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the employee's individual earnings. An employee is not entitled to any part of the Company's contribution until the completion of his or her third year of employment. After the end of the third year of employment, 20% of the Company's contribution vests. Thereafter, an additional 20% of the Company's contribution vests at the end of each year of completed service until the end of the seventh year of employment when such contributions become 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under
Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings. Effective

January 1, 1990, the Company adopted the Supplementary Retirement Plan which provides that certain senior management may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

MANAGEMENT BONUS PLAN

    The Company's Management Bonus Plan provides for the payment of quarterly cash bonuses to members of management designated by the Board of Directors determined by a formula based on improvements of pre-tax profits, cash flow and asset management over preset threshold levels for each operating group or business unit. Those employees who participate in the Bonus Plan who are not assigned to an operating group or business unit receive an average of such amounts.

PRODUCTIVITY INCENTIVE PLAN

    Under the Company's Productivity Incentive Plan (the "Incentive Plan"), 450,000 shares of Common Stock were initially reserved, and as of the fiscal year ended September 26, 1998, 50,647 shares of Common Stock were available for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

    The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

    BASE SALARY. The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    BONUS PLANS. Each executive officer participates in the Management Bonus Plan which provides for the payment of a quarterly bonus determined by a formula based on improvements of pre-tax profits and asset management over preset threshold levels for each operating group or business unit.

    STOCK OPTIONS. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

    OTHER. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation--Other Employee Benefit Plans."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

    The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long term growth and profitability. In 1998, Mr. Couillaud was granted options to purchase 138,000 shares with an exercise price equal to the fair market value at date of grant ($8.94 per share). This option becomes exercisable at the end of three years.

COMPENSATION LIMITATIONS

    Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

                                          COMPENSATION COMMITTEE
                                          Henry E. Gauthier
                                          Frank P. Carrubba
                                          Charles W. Cantoni
                                          Thomas Sloan Nelsen
                                          Jerry E. Robertson

Dated: January 22, 1999

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 24, 1993 through September 26, 1998 comparing the return on the Company's Common Stock with the Standard & Poors 500 Stock Index and the High Technology Composite Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COHERENT INC.   S&P 500 INDEX   TECHNOLOGY-500
9/24/93           100.00           100.00           100.00
9/30/94            93.33           100.19           113.61
9/29/95           243.33           126.55           177.56
9/27/96           230.00           148.59           217.98
9/26/97           356.67           204.68           350.40
9/25/98           126.67           226.23           412.80

CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

                                                                        LARGEST     BALANCE AT
                                                                         AMOUNT      SEPTEMBER
                              NEW LOANS    INTEREST      MATURITY     OUTSTANDING       26,
NAME                         DURING 1998     RATES        DATE(S)     DURING 1998      1998
---------------------------  -----------  -----------  -------------  ------------  -----------
Scott Miller...............   $    0.00         7.10%        10/4/99   $  111,680    $ 111,680
Robert J. Quillinan........   $ 325,779    5.68-5.69%  2/27/03-7/31/03  $  325,779   $ 325,779

    All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually.

    See "Election of Directors--Compensation Committee Interlocks and Insider Participation" for a description of Dr. Nelsen's consulting arrangement with the Company.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: February 12, 1999

                                                                      APPENDIX A

                                 COHERENT, INC.
                           1998 DIRECTOR OPTION PLAN

    1. PURPOSES OF THE PLAN. The purposes of this 1998 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors and to encourage their continued service on the Board.

    All options granted hereunder shall be nonstatutory stock options.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a)  "BOARD"  means the Board of Directors of the Company.

        (b)  "CODE"  means the Internal Revenue Code of 1986, as amended.

        (c)  "COMMON STOCK"  means the common stock of the Company.

        (d)  "COMPANY"  means Coherent, Inc.

        (e)  "DIRECTOR"  means a member of the Board.

        (f)  "DISABILITY"  means total and permanent disability as defined in section 22(e)(3) of the Code.

        (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

        (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (j)  "INSIDE DIRECTOR"  means a Director who is an Employee.

        (k)  "OPTION"  means a stock option granted pursuant to the Plan.

        (l)  "OPTIONED STOCK"  means the Common Stock subject to an Option.

        (m)  "OPTIONEE"  means a Director who holds an Option.

        (n)  "OUTSIDE DIRECTOR"  means a Director who is not an Employee.

        (o) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (p)  "PLAN"  means this 1998 Director Option Plan.

        (q) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

        (r) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 100,000 Shares (the "Pool") (the Shares may be authorized, but unissued, or reacquired Common Stock), plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to (i) the number of Shares needed to restore the maximum aggregate number of Shares that may be optioned and sold under the Plan to 100,000 or (ii) a lesser amount determined by the Board of Directors.

    If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.  ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN.

        (a) PROCEDURE FOR GRANTS. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

           (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

           (ii) Each Outside Director shall be automatically granted an Option to purchase 20,000 Shares (the "FIRST OPTION") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

           (iii) Each Outside Director shall be automatically granted an Option to purchase 5,000 Shares (a "SUBSEQUENT OPTION") immediately following each annual meeting of stockholders at which such Outside Director is re-elected (beginning with the 2000 annual meeting of stockholders) provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding three
       (3) months.

           (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

           (v) The terms of an Option granted hereunder shall be as follows:

               (A) the term of the Option shall be six (6) years.

               (B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

               (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

               (D) subject to Section 10 hereof, the First Option shall become exercisable cumulatively to the extent of twenty-five percent (25%) of the Shares subject to such option on each of the first four anniversaries of the date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (E) subject to Section 10 hereof, each Subsequent Option shall become exercisable with respect to 100% of the Shares subject to such option on the fourth anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such date.

           (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares that may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

        (b) SUSPENSION OR TERMINATION OF OPTION. If the Chief Executive Officer or his designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

    5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

    The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

    7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program (if any) implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

    8.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
    Section 4 hereof; PROVIDED, HOWEVER, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

    An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a divi-dend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within 210 days following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its six (6) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (c) DISABILITY OF OPTIONEE. In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termina-tion, and only to the extent that the Optionee would have been entitled to exer-cise the Option had the Optionee not been disabled and remained an Outside Director for six (6) months after such termination (but in no event later than the expiration of its six (6) year term). To the extent that the Optionee would not have been entitled to exercise an Option had the Optionee not been disabled and remained an Outside Director for six
    (6) months after such termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (d) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
    (12) months following the date of death, and only to the extent that the Optionee would have been entitled to exercise the Option had the Optionee continued living and remained an Outside Director for six (6) months after the date of death (but in no event later than the expiration of its six (6) year term). To the extent that the Optionee would not have been entitled to exercise an Option had the Optionee continued living and remained an Outside Director for six (6) months after the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a proposed merger of the Company with or into another corporation where following such merger the stockholders of the Company prior to such merger own less than 50% of the voting securities of the surviving corporation (a "change of control"), or the sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the successor corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 8 above. In the event that such successor corporation refuses to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If an Option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the Option will terminate upon the expiration of such period.

    For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    11.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there-under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                                                                      APPENDIX B

                                 COHERENT, INC.
                           DIRECTOR OPTION AGREEMENT

    Coherent, Inc., a Delaware corporation (the "COMPANY") has granted to
            (the "OPTIONEE"), an option to purchase a total of 5,000 shares of the Company's Common Stock (the "OPTIONED STOCK"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1998 Director Option Plan (the "PLAN") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

    1. NATURE OF THE OPTION. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

    2.  EXERCISE PRICE.  The exercise price is $        for each share of Common
Stock.

    3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

        (i)  RIGHT TO EXERCISE.

        (a) This Option shall become exercisable as to 100% of the Optioned Stock on the fourth anniversary of the date of grant; PROVIDED, HOWEVER, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.

        (b) This Option may not be exercised for a fraction of a share.

        (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by
    Section 8 of the Plan.

        (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as EXHIBIT A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

    4. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

        (i) cash;

        (ii) check; or

       (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

        (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

    5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

    6. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    7. TERM OF OPTION. This Option may not be exercised more than six (6) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

    8. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

    9. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of California without giving effect to the conflicts of laws principles thereof.

DATE OF GRANT:                                COHERENT, INC.
                                              By:

    Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:                                         Optionee

                                   EXHIBIT A
                        DIRECTOR OPTION EXERCISE NOTICE

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA 95056-0980

Attention: General Counsel

    1. EXERCISE OF OPTION. The undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase ______ shares of the Common Stock (the "SHARES") of Coherent, Inc. (the "COMPANY") under and pursuant to the Company's 1998 Director Option Plan and the Director Option Agreement dated
_______________ (the "AGREEMENT").

    2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Agreement.

    3. FEDERAL RESTRICTIONS ON TRANSFER. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

    4. TAX CONSEQUENCES. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

    5. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

    6. ENTIRE AGREEMENT. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                                           Accepted by:

OPTIONEE:                                               COHERENT, INC.

Name:                                                   By:
                                                        Its:
Signature

Address: ----------------------------------             Address: 5100 Patrick Henry Drive
                                                                Santa Clara , CA 95056-0980

Dated: ------------------------------------             Dated: ------------------------------------

                                  DETACH HERE


                                     PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 COHERENT, INC.

                       ANNUAL MEETING OF STOCKHOLDERS

                                MARCH 17, 1999


     The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 12, 1999, and hereby appoints Bernard J. Couillaud and Robert J. Quillinan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on March 17, 1999 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054 and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, or all the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT TO THE 1995 STOCK PLAN, FOR THE ADOPTION OF THE 1998 DIRECTOR OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

---------------                                                  ---------------
  SEE REVERSE                                                       SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
---------------                                                  ---------------

COHERENT, INC.                                          THIS IS YOUR PROXY.
c/o EquiServe                                       YOUR VOTE IS IMPORTANT.
P.O. Box 9040
Boston, MA 02266-9040

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

In order to assure your representation at the meeting, you are requested to complete, sign and date this enclosed proxy card as promptly as possible and return it in the enclosed envelope.

                             DETACH HERE

PLEASE MARK VOTES AS IN THIS EXAMPLE.

To elect the directors to serve for the ensuing year and until their successors are duly elected:

Nominees: Bernard J. Couillaud; Henry E. Gauthier; Charles W. Cantoni; Frank
P. Carrubba; Thomas Sloan Nelsen; Jerry E. Robertson

FOR / /        WITHHELD / /

/ / _______________________________________
    For all nominees except as noted above

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

2. To approve the amendment of the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,750,000 to an aggregate of 6,325,000;

FOR / /         AGAINST / /      ABSTAIN / /

3. To approve the amendment of the Company's 1995 Stock Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 to an aggregate of 6,500,000;

FOR / /         AGAINST / /      ABSTAIN / /

4. To approve the adoption of the Company's 1998 Director Option Plan;

FOR / /         AGAINST / /      ABSTAIN / /

5. To ratify the appointment of Deloitte & Touche LLP as independent public accountants to the Company for the fiscal year ending October 2, 1999, and

FOR / /         AGAINST / /      ABSTAIN / /

6. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 1, 1999 are entitled to notice of and to vote at the meeting.